UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

CONSUMER DIRECT OF AMERICA

Nevada	000-32745	88-0471353

(State of Other Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 S. Sandhill Rd. Suite 6 & 12 Las Vegas, Nevada	89120

(Address of Principle Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (702) 547-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7 FINANCIAL STATMENT AND EXHIBIT
SIGNATURES
EXHIBIT 16

ITEM 4 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     As of November 7, 2002, the registrant has engaged Chavez & Koch CPA’s Ltd., 2920 N. Green Valley Parkway, Bldg., #8, Suite 821 Henderson, N.V. 89014, as its principal accountant to replace its former principal accountant Lesley, Thomas, Schwartz & Postma. The former accountant was engaged on February 20th, 2002 dismissed on November 6th, 2002. The decision to change accountants was approved by the Board of Directors of the registrant.

     Effective October 1, 2002 the previous Chief Financial officer Mr. Richard Moskowitz was replaced by Mr. Wayne Bailey and the decision to appoint Mr. Wayne Bailey to the position of Chief Financial Officer was approved by the Board of Directors.

     During the Registrant’s most recent first two (2) quarters of 2002 and during any subsequent interim periods preceding the date of termination, the Company has had no disagreements with Lesley, Thomas, Schwartz & Postma on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     No Accountant’s report on the financial statements for the first two quarters of 2002 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

     The Registrant provided Lesley, Thomas, Schwartz & Postma, CPA’s, Ltd. With a copy of this disclosure and requested that a letter be furnished to the Company, addressed to the SEC, stating whether the former accountant agrees with the statements made herein or the stating the reasons in which he does not agree. The letter from Lesley, Thomas, Schwartz & Postma. Is filed herewith.

     During the first two (2) quarters of 2002 and during any subsequent interim periods preceding the date of engagement, the registrant has not consulted Chavez & Koch, CPA’s, Ltd. Regarding any matter requiring disclosure under Regulation s-k, Item 304 (a) (2).

Letter from Lesley, Thomas, Schwartz & Postma

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit	Description

16	Letter from Lesley, Thomas, Schwartz & Postma.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSUMER DIRECT OF AMERICA

(Registrant)

Date: May 19, 2003	By:	/s/ Mike Barron

Mike Barron CEO